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Exhibit 23.1

WILLIAMSON PETROLEUM CONSULTANTS, INC.
TEXAS REGISTERED ENGINEERING FIRM F-81
303 VETERANS AIRPARK LANE, SUITE 1100
MIDLAND, TEXAS 79705
PHONE: 432-685-6100
FAX: 432-685-3909
E-MAIL: WPC@WPC-INC.COM

CONSENT OF WILLIAMSON PETROLEUM CONSULTANTS, INC.

        As independent oil and gas consultants, Williamson Petroleum Consultants, Inc. hereby consents to Incorporation by reference in this Registration Statement on Form S-3 to be filed with the Securities and Exchange commission on or about September 25, 2009, of information from our reserves report for the year ended December 31, 2008 entitled "Evaluation of Oil and Gas Reserves to the Interests of Warren Resources, Inc. Effective December 31, 2008 for Disclosure to the Securities and Exchange Commission Williamson Project 8.9317," dated February 24, 2009. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

WILLIAMSON PETROLEUM CONSULTANTS, INC.

Midland, Texas
September 25, 2009

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  Exhibit 23.1